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                                                                    Exhibit 10.1

   [Note: Certain portions of this document have been marked with "[c.i.]" to indicate confidential information for which confidentiality has been requested.
    The confidential portions have been omitted and filed separately with the
                      Securities and Exchange Commission.]

                      FIRST AMENDMENT TO LICENSE AGREEMENT

         Amendatory Agreement, dated April 1, 1997 between National Jewish Center for Immunology and Respiratory Medicine ("NJC"), a non-profit educational research organization organized under the laws of Colorado and having its principal office at 1400 Jackson Street, Denver, Colorado 80206, and Cadus Pharmaceutical Corporation ("CADUS"), a corporation organized under the laws of Delaware, and having its principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591-6705.

                              W I T N E S S E T H:

         WHEREAS, NJC and CADUS are parties to a License Agreement dated November 1, 1994 (the "License Agreement");

         WHEREAS, NJC and CADUS wish to amend the License Agreement in certain respects;

         NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto hereby agree as follows:

         1. Section 1.7 of the License Agreement is hereby amended in its entirety to read as follows:

                  "1.7. "Cambier Future Technologies" shall mean all proprietary information

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owned or possessed by NJC (without restriction from any third party which would preclude a license to CADUS) relating to products, processes, know-how and inventions that relate to mammalian cell and/or enzyme-based assays useful in identifying compounds that regulate cellular transduction pathways, that is conceived of or reduced to practice during the term of this Agreement and that is either solely invented by Dr. John Cambier or jointly invented by Dr. Cambier and any third party or parties (including Dr. Gary Johnson), and further that does not infringe one or more claims, as they may be amended and as they may issue, as set forth in any of the [c.i.] U.S. patent applications listed in Exhibit A."

         2. Section 1.10 of the License Agreement is hereby amended in its entirety to read as follows:

                 "1.10. "Johnson Future Technologies" shall mean all proprietary information owned or possessed by NJC (without restriction from any third party which would preclude a license to CADUS) relating to products, processes, know-how and inventions that relate to mammalian cell and/or enzyme-based assays useful in identifying compounds that regulate cellular transduction pathways, that is conceived of or reduced to practice during the term of this Agreement and that is either solely invented by Dr. Gary Johnson or jointly invented by Dr. Johnson and any third party or parties (including Dr. John Cambier), and further that does not infringe one or more claims, as they may be amended and as they may issue, as set forth in any of the [c.i.] U.S. patent applications listed in Exhibit A."

         3. Sections 1.12 through 1.18 are hereby added to the License Agreement, which read as follows:

                  "1.12 "Exclusive Cambier Future Technologies" shall mean Cambier Future

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Technologies with respect to which no employees of NJC (other than Drs. Cambier and Johnson) were co-inventors.

                  1.13. "Non-Exclusive Cambier Future Technologies" shall mean Cambier Future Technologies with respect to which employees of NJC (other than Drs. Cambier and Johnson) were co-inventors.

                  1.14. "Exclusive Johnson Future Technologies" shall mean Johnson Future Technologies with respect to which no employees of NJC (other than Drs. Cambier and Johnson) were co-inventors.

                  1.15. "Non-Exclusive Johnson Future Technologies" shall mean Johnson Future Technologies with respect to which employees of NJC (other than Drs. Cambier and Johnson) were co-inventors.

                  1.16. "Cambier Option Period" shall mean the period commencing on the Effective Date and ending on [c.i.].

                  1.17. "Johnson Option Period" shall mean the period commencing on the Effective Date and ending on [c.i.].

                  1.18. "Future Technologies" shall mean Cambier Future Technologies and Johnson Future Technologies."

         4. ARTICLE 5 of the License Agreement is hereby amended in its entirety to read as follows:

                      "ARTICLE 5 - FUTURE TECHNOLOGIES

                  5.1 Notice of Future Technologies. NJC shall provide to CADUS notice of (i) each Cambier Future Technology conceived of or reduced to practice during the Cambier Option

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Period and (ii) each Johnson Future Technology conceived of or reduced to practice during the Johnson Option Period, together with an invention disclosure relating thereto, within fifteen (15) days after receiving an invention disclosure with respect thereto. Within thirty (30) days after the date hereof, NJC shall provide to CADUS notice of each Future Technology conceived of or reduced to practice prior to the date hereof, together with an invention disclosure relating thereto.

                  5.2 Option to License Future Technologies. NJC hereby grants to CADUS an option to acquire an exclusive, worldwide license to each (i) Exclusive Cambier Future Technology conceived of or reduced to practice during the Cambier Option Period and (ii) Exclusive Johnson Future Technology conceived of or reduced to practice during the Johnson Option Period. NJC hereby grants to CADUS an option to acquire a non-exclusive, worldwide license to each (i) NonExclusive Cambier Future Technology conceived of or reduced to practice during the Cambier Option Period and (ii) each Non-Exclusive Johnson Future Technology conceived of or reduced to practice during the Johnson Option Period. The term of each such option grant shall be for a period of [c.i.] commencing on the date NJC provides CADUS with a notice pursuant to Section 5.1 with respect to the particular Future Technology, together with an invention disclosure relating thereto. CADUS shall be deemed to have effectively exercised any such option if CADUS sends written notice of its exercise of such option to NJC within the [c.i.] option period. Upon the exercise by CADUS of such an option with respect to a particular Future Technology, such Future Technology shall be deemed NJC Technical Information for purposes of this Agreement.

                  5.3. Patent Administration Expenses. CADUS shall reimburse NJC for (i) all patent administration expenses ("Patent Costs"), including legal expenses, incurred through March 31, 1997, for all patent applications for Future Technologies licensed by CADUS hereunder and (ii)

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the costs associated with the transfer of patent files related to Future
Technologies licensed by CADUS hereunder. NJC hereby represents that the total patent administration expenses for all patent applications for all Future Technologies incurred through January 31, 1997 was $44,711.50. If NJC enters into an agreement with a third party pursuant to which NJC licenses a Non-Exclusive Cambier Future Technology or a Non-Exclusive Johnson Future Technology to such third party, NJC shall promptly notify CADUS and shall, at NJC's option, either (a) pay to CADUS within thirty (30) days of the effective date of such license agreement the new licensee's proportional share of all Patent Costs paid by CADUS up to that date, or (b) grant CADUS a credit applicable to any payments due from CADUS to NJC after such date equal to the new licensee's proportional share of all Patent Costs paid by CADUS up to that date. In addition, NJC shall ensure that the new licensee shall be obligated, under its license agreement with NJC, to pay, from and after the effective date of such license agreement, its proportional share of all Patent Costs for the licensed NonExclusive Cambier Future Technology or Non-Exclusive Johnson Future

Technology, as the case may be. For purposes of this Section 5.3, a licensee's "proportional share" shall be calculated by multiplying the Patent Costs incurred by NJC or CADUS by a fraction, the numerator of which is one and the denominator of which is the number of licensees of NJC with respect to the licensed Non-Exclusive Cambier Future Technology or Non-Exclusive Johnson Future Technology, as the case may be.

                  5.4. Patent Administration. After March 31, 1997, NJC shall not prepare or file patent applications with respect to any Future Technology until the [c.i.] option period with respect to such Future Technology has expired without CADUS exercising its option with respect thereto. If a patent application must be filed on an expedited basis to preserve intellectual property rights

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with respect to a Future Technology, NJC shall notify CADUS thereof as soon as practicable after it becomes aware of the need to file the same. Notwithstanding anything to the contrary in this Section 5.4, if CADUS does not exercise its option to license any such Future Technology at least [c.i.] prior to the date such patent application must be filed, NJC shall have the right to file a patent application with respect to such Future Technology to preserve intellectual property rights relating thereto and CADUS shall pay the Patent Costs with respect thereto if CADUS exercises its option to license such Future Technology; provided, however, that Section 9.1 hereof shall apply with respect to such Future Technology if CADUS exercises its option to license such Future Technology.

                  5.5. Publication. If NJC intends to publish or present its work relating to a Future Technology, it shall so notify CADUS as soon as practicable after it becomes aware of such proposed publication or presentation. If CADUS exercises its option to license such Future Technology, such Future Technology shall be deemed NJC Technical Information and its publication or presentation shall be governed by Section 23.2 hereof."

         5. Section 6.2 of the License Agreement is hereby amended in its entirety to read as follows:

                  "6.2. Payments Credited Against Royalties. Payments made by CADUS to NJC pursuant to Sections 6.1, 8.1(c) and 8.1(e) shall be credited against amounts payable pursuant to Section 8.1(a) hereof, except that the first [c.i.] paid under Section 8.1(c) shall not be credited."

         6. A Section 8.1(e) is hereby added to the License Agreement, which reads as follows:

                  "8.1(e) On April 1, 1997 and on April 1, 1998, CADUS shall pay to NJC (i) [c.i.] if both Gary Johnson and John Cambier are then consultants to CADUS and also employed by

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NJC and both of their laboratories at NJC are operating or (ii) [c.i.] if only one of Gary Johnson or John Cambier is then a consultant to CADUS and also employed by NJC and his laboratory at NJC is operating."

         7. Section 22.1 of the License Agreement is hereby amended by replacing the phrase "NJC Technical Information" in the caption and in the text thereof with the phrase "NJC Technical Information and Future Technologies."

         8. Except as amended hereby, the terms and conditions of the License Agreement are confirmed. The License Agreement, as so amended, shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                     NATIONAL JEWISH CENTER FOR
                     IMMUNOLOGY AND RESPIRATORY MEDICINE

                     By: /s/ Judith A. Baskett
                         ---------------------------------
                          Judith A. Baskett,
                          Director Research Administration
                          and Technology Transfer

                     CADUS PHARMACEUTICAL CORPORATION

                     BY: /s/ Philip N. Sussman
                         ---------------------------------
                          Philip N. Sussman,
                          Vice President, Corporate Development

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